Exhibit 99.1

 Dell Achieves Industry Leading Global Share of 19.3 Percent in Second Quarter; Results Led by Strong Growth in Asia Pacific/Japan Region and Emerging Markets;
     New Consumer Desktops and Two-Socket Server to Feature AMD Processors

    ROUND ROCK, Texas--(BUSINESS WIRE)--Aug. 17, 2006--Dell (NASDAQ:DELL) reported revenue of $14.1 billion for the second quarter of fiscal year 2007, an increase of 5 percent year-over-year. Operating income was $605 million, or 4.3 percent of revenue, which includes $119 million of stock-based compensation. The company priced aggressively in a slower market resulting in operating income which was lower than its May expectations on similar revenue. As a result, EPS for the quarter finished at 22 cents.
    "While we are disappointed with the results for the quarter, we are taking the necessary actions to correct missteps and improve our results for the long term," said Kevin Rollins, Dell chief executive officer. "Key actions include accelerating cost initiatives, increasing investments in service and support, and better pricing management."

Dell Achieves Record Global Share

    Dell achieved a record, industry-leading global share of 19.3 percent with units up 6 percent for the quarter. International sales, up 11 percent for the quarter, were led by the Asia-Pacific and Japan region, where Dell moved to the No. 2 position. The emerging markets of China, Brazil and India were led by strong unit growth of 37, 77 and 82 percent, respectively. In both China and Brazil, Dell expects to be No. 1 in servers with nearly 26 percent and 41 percent share, respectively.
    Cash flow from operations was almost $700 million and Dell ended the quarter with $10.8 billion in cash and investments. Dell spent $1.0 billion in the quarter to repurchase 43 million shares of common stock.


                                          Second Quarter
(in millions, except share data)  FY'07(1)   FY'06(2)   Change
                                  -----------------------------
Revenue                             $14,094    $13,428       5%
Operating Income                       $605     $1,173     (48%)
Net Income                             $502     $1,020     (51%)
EPS                                   $0.22      $0.41     (46%)

                                           Year to Date
(in millions, except share data)  FY'07(1)   FY'06(2)   Change
                                  -----------------------------
Revenue                             $28,310    $26,814       6%
Operating Income                     $1,554     $2,347     (34%)
Net Income                           $1,264     $1,954     (35%)
EPS                                   $0.55      $0.78     (29%)


1. Results for the three and six month periods ended Aug. 4, 2006 include stock-based compensation expense of $81 million ($0.04 per share) and $158 million ($0.07 per share) respectively, net of tax, due to the implementation of Statement of Financial Accounting Standard No. 123 (revised 2004) Share-Based Payments, ("SFAS 123(R)"). Dell implemented SFAS 123(R) using the modified prospective method. Accordingly, net income prior to fiscal 2007 includes only compensation expense related to restricted stock awards, but does not include stock-based compensation expense for employee stock options or the purchase discount under Dell's employee stock purchase plan.

2. Results for the second fiscal quarter ended July 29, 2005 include the impact of an $85 million ($0.03 per share) tax benefit related to a revised estimate of taxes on the repatriation of earnings under the American Jobs Creation Act of 2004.


Turnaround in Customer Experience

    The company's intense focus on leadership in customer experience has resulted in a significant turnaround in all aspects of customer experience, including satisfaction, purchase and repurchase preferences and support. These improvements have been validated by recent high-profile industry satisfaction surveys as well as Dell's own internal data. For example:

    -- Satisfaction -- Dell's scores in the annual University of Michigan American Consumer Satisfaction Index (ACSI) improved
        2.5 points overall, with specific gains in customer satisfaction, product quality and service quality.

    -- Purchase Preferences -- The Investor Business Daily/TIPP Home Computer Purchase Outlook Index survey reported Dell was the preferred brand among 50 percent of likely computer buyers in the July poll versus 41 percent in June (next competitor was at 12 percent of respondents). Among likely notebook computer buyers, Dell was the No. 1 choice of 60 percent of the respondents. It is the highest score for Dell in this category in almost three years.

    -- Likely to Repurchase -- Dell's internal "Likely to Repurchase" data registered its highest results for the past six quarters with a 6.5 percent increase for relationship customers and a
        5.0 percent gain for transactional customers.

    -- Service Innovation -- DellConnect, a new service innovation, has met with great acceptance, as more than one million customers have now used the service. DellConnect allows Dell technicians to fix computer issues remotely and for free. Ninety-four percent of customers who have received service say it makes problem-solving easier and they would recommend it to others.

    "While we are not yet satisfied, we are seeing a clear turnaround in service, support and purchase preferences for Dell," said Rollins. "Our response is to increase our investment in the customer experience throughout the world and continue this positive momentum to create the best experience for all of our customers. This is a top priority for us for the long term."
    Dell will increase its investment in customer experience -- spanning the buying experience through service and support -- by an incremental amount of $50 million to $150 million for the fiscal year. The additional investment will accelerate customer experience initiatives throughout the organization.

Dell Announces Extension of Relationship with AMD to Build Best
Product Line in Company History

    Dell is extending its relationship with AMD, first announced last quarter. Dell will launch Dimension desktop computers with AMD processors next month and will introduce a two-socket and multi-processor server using AMD Opteron processors by the end of the year.
    During the quarter, the company introduced new ninth generation
(9G) PowerEdge servers with Intel's latest Xeon 5100 series processors. These systems deliver a 152 percent performance increase over the previous generation and can lower power consumption by up to 25 percent. Dell is enthusiastic about Intel's recent launches of the Core 2 Duo for desktops and Xeon 5100 Series processors for servers and workstations, and the upcoming Merom processor notebooks, which help Dell provide great technology for its customers. Dell's partnerships with AMD and Intel will greatly enhance its ability to end the year with the broadest and best product line in its history.
    Total enterprise revenue, which includes servers, storage and associated services and software and peripherals, grew 11 percent year-over-year, led by storage revenue, which was up 36 percent. In Storage, Dell had its first full quarter shipping our new Dell/EMC CX midrange storage systems. Dell also launched two new Network Attached Storage (NAS) storage servers designed on its 9G server platform.
    Enhanced services revenue was up 21 percent year-over-year to $1.4 billion. During the quarter, Dell announced Platinum Plus, a new service for enterprise customers that allows customers to compare critical IT performance metrics to historical results. Customers can also use the Real-Time Tracking Window using Google Earth to view around-the-world, real-time status of service progress. Initial results show customers are immediately benefiting with a significant reduction in resolution time.
    In mobility, revenue was up 8 percent year-over-year on 22 percent unit growth. Dell is a leader in embedded wireless broadband. The company has finished a major upgrade of our notebook portfolio, including the 3-pound Latitude D420. The increased security, connectivity, and durability features of these notebooks reflect extensive input received from customers.
    Dell's Inspiron E1505 recently received the Best Buy award from Consumer Reports, citing solid multi-media features and competitive price. Additionally, the E1505 and the XPS M1210 were both selected as Top 10 Back to School Systems by Laptop magazine. Desktop computer revenue decreased 4 percent year-over-year on a 1 percent decline in units.
    In software and peripherals, revenue grew 10 percent with imaging revenue up 5 percent year-over-year. Consumables were up 46 percent and accounted for more than 50 percent of Dell's imaging revenue mix.
    Total laser printing revenue was up 34 percent. Dell launched its third generation of laser printers, including six new color, multi-function, and mono lasers, delivering superior cost per page results for our customers. The product line refresh is led by the 3110cn printer, which is three times faster than its predecessor and delivers enterprise level color laser performance at less than half the price of a comparable competitor model.

Dell's Record Global Share Gain Led by International Markets

    In the Asia-Pacific and Japan region, Dell had unit growth of 27 percent; almost triple the rate of the industry, excluding Dell. This allowed the company to move into the No. 2 position in the region with
11.1 percent share, up 1 percentage point year-over-year. In Japan, Dell also moved to the No. 2 position with 16.1 percent share.
    In Dell's Americas region, revenue was up 3 percent year-over-year, led by 29 percent growth in Americas International as the countries outside of the U.S. approached a $4 billion run rate. In the U.S., revenue growth was 1 percent. Dell gained two share points sequentially and has 34.2 percent share for the U.S. market, which is larger than its next three competitors combined.
    In Western Europe, the market's overall revenue decreased due to a slowdown in commercial, but Dell's share in the overall region reached an all time high of 14 percent with revenue up 3 percent year-over-year and unit growth of 6 percent.

Informal Investigation

    In August 2005, Dell received notice from the U.S. Securities and Exchange Commission that it was conducting an informal investigation of the company. The notice stated that the investigation is not an indication that any violations of law have occurred. The SEC has requested information relating to revenue recognition and other accounting and financial reporting matters for certain past fiscal years, and Dell has been cooperating. In the course of responding to the requests, the company recently discovered information that raises potential issues relating to certain periods prior to fiscal 2006. While the company does not believe that these issues have had or will have any material impact on its financial position or the reported results of operations for the relevant years, the company's audit committee, upon the recommendation of management, has initiated an independent investigation. Management is committed to addressing any questions, concerns or issues the SEC or the audit committee may have.

About Dell

    Dell Inc. (NASDAQ:DELL) listens to customers and delivers innovative technology and services they trust and value. Uniquely enabled by its direct business model, Dell sells more systems globally than any computer company, placing it No. 25 on the Fortune 500. Company revenue for the last four quarters was $57.4 billion. For more information, visit www.dell.com. To get Dell news direct, visit www.dell.com/RSS.

Special Note

    Statements in this press release that relate to future results and events (including statements about Dell's anticipated financial and operating performance and the impact of the informal SEC investigation) are forward-looking statements based on Dell's current expectations. Actual results in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties, including: the outcome of the investigation into Dell's revenue recognition and other accounting and financial reporting matters, general economic, business and industry conditions; the level and intensity of competition in the technology industry and the pricing pressures that have resulted; local economic and labor conditions, political instability, unexpected regulatory changes, trade protection measures, tax laws and fluctuations in foreign currency exchange rates; the ability to accurately predict product, customer and geographic sales mix; the ability to timely and effectively manage periodic product transitions; reliance on third-party suppliers for product components, including dependence on several single-source supplier relationships; the ability to effectively manage operating costs; the ability to attract and retain qualified personnel; the level of demand for the products and services Dell offers; the ability to manage inventory levels to minimize excess inventory, declining inventory values and obsolescence; and the effect of armed hostilities, terrorism, natural disasters and public health issues on the economy generally, on the level of demand for Dell's products and services and on Dell's ability to manage its supply and delivery logistics in such an environment. Additional discussion of these and other factors affecting Dell's business and prospects is contained in Dell's periodic filings with the Securities and Exchange Commission.

    Consolidated statements of income, financial position and cash flows follow.
    Dell is a trademark of Dell Inc.
    Dell disclaims any proprietary interest in the marks and names of others.


                              DELL INC.
  Condensed Consolidated Statement of Income and Related Financial
                              Highlights
      (in millions, except per share data or as otherwise noted)
                             (unaudited)

                             Three Months Ended
                       -----------------------------
                                                      % Growth Rates
                                                     -----------------
                                                                 Yr.
                        August 4,  May 5,   July 29,              to
                        2006 (1)  2006 (1) 2005 (2)  Sequential   Yr.
                       ---------- -------- --------- ---------- ------

Net revenue              $14,094  $14,216   $13,428         (1%)   5%
Cost of revenue           11,904   11,744    10,929          1%    9%
                       ---------- -------- ---------
 Gross margin              2,190    2,472     2,499        (11%) (12%)
Selling, general and
 administrative            1,457    1,394     1,204          5%   21%
Research, development
 and engineering             128      129       122         (1%)   5%
                       ---------- -------- ---------
 Total operating
  expenses                 1,585    1,523     1,326          4%   19%
                       ---------- -------- ---------
 Operating income            605      949     1,173        (36%) (48%)
Investment and other
 income, net                  53       50        61          6%  (13%)
                       ---------- -------- ---------
Income before income
 taxes                       658      999     1,234        (34%) (47%)
Income tax provision         156      237       214        (34%) (27%)
                       ---------- -------- ---------
 Net income                 $502     $762    $1,020        (34%) (51%)
                       ========== ======== =========

Earnings per common
 share:
 Basic                     $0.22    $0.33     $0.42        (33%) (47%)
                       ========== ======== =========
 Diluted                   $0.22    $0.33     $0.41       (33%)  (46%)
                       ========== ======== =========

Weighted average
 shares outstanding:
 Basic                     2,264    2,297     2,418
 Diluted                   2,278    2,318     2,478

Percentage of Total
 Net Revenue:
-------------------
Gross margin                15.5%    17.4%     18.6%
Selling, general and
 administrative             10.3%     9.8%      9.0%
Research, development
 and engineering             0.9%     0.9%      0.9%
Operating expenses          11.2%    10.7%      9.9%
Operating income             4.3%     6.7%      8.7%
Income before income
 taxes                       4.7%     7.0%      9.2%
Net income                   3.6%     5.4%      7.6%
Income tax rate             23.8%    23.8%     17.4%

Net Revenue by
 Geographic Region (in
 billions):
----------------------
Americas                    $9.2     $8.9      $8.9          3%    3%
Europe                       3.0      3.4       2.9        (10%)   3%
Asia Pacific - Japan         1.9      1.9       1.6         (1%)  17%

Percentage of Total
 Net Revenue:
----------------------
Americas                      65%      63%       66%
Europe                        21%      24%       22%
Asia Pacific - Japan          14%      13%       12%

Net Revenue by Product
 Category (in billions):
------------------------
Desktop PCs                 $4.9     $5.1      $5.1         (6%)  (4%)
Mobility                     3.7      3.7       3.4          1%    8%
Servers and Networking       1.4      1.3       1.3          0%    1%
Storage                      0.5      0.5       0.4         12%   36%
Enhanced Services            1.4      1.4       1.2          2%   21%
Software and
 Peripherals                 2.2      2.2       2.0          2%   10%

Percentage of Total
 Net Revenue:
-------------------
Desktop PCs                   35%      36%       37%
Mobility                      26%      26%       26%
Servers and Networking         9%       9%       10%
Storage                        4%       3%        3%
Enhanced Services             10%      10%        9%
Software and
 Peripherals                  16%      16%       15%

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

(1) Results for the three months ended August 4, 2006 and May 5, 2006 include stock-based compensation expense of $81 million ($0.04 per share) and $77 million ($0.03 per share) respectively, net of tax, due to the implementation of Statement of Financial Accounting Standard No. 123 (revised 2004) Share-Based Payments, ("SFAS 123(R)"). Dell implemented SFAS 123(R) using the modified prospective method. Accordingly, net income prior to fiscal 2007 includes only compensation expense related to restricted stock awards, but does not include stock-based compensation expense for employee stock options or the purchase discount under Dell's employee stock purchase plan.

(2) Results for the second fiscal quarter ended July 29, 2005 include the impact of an $85 million ($0.03 per share) tax benefit related to a revised estimate of taxes on the repatriation of earnings under the American Jobs Creation Act of 2004.


                              DELL INC.
Condensed Consolidated Statement of Operations and Related Financial
                              Highlights
      (in millions, except per share data or as otherwise noted)
                             (unaudited)

                                         Six Months Ended
                                       --------------------  % Growth
                                                              Rates
                                        August 4,  July 29, ----------
                                        2006 (1)  2005 (2)  Yr. to Yr.
                                       ---------- --------- ----------

Net revenue                              $28,310   $26,814         6%
Cost of revenue                           23,648    21,824         8%
                                       ---------- ---------
 Gross margin                              4,662     4,990        (7%)
Selling, general and administrative        2,851     2,411        18%
Research, development and engineering        257       232        11%
                                       ---------- ---------
 Total operating expenses                  3,108     2,643        18%
                                       ---------- ---------
Operating income                           1,554     2,347       (34%)
Investment and other income, net             103       120       (14%)
                                       ---------- ---------
Income before income taxes                 1,657     2,467       (33%)
Income tax provision                         393       513       (23%)
                                       ---------- ---------
 Net income                               $1,264    $1,954       (35%)
                                       ========== =========

Earnings per common share:
 Basic                                     $0.55     $0.80       (31%)
                                       ========== =========
 Diluted                                   $0.55     $0.78       (29%)
                                       ========== =========

Weighted average shares outstanding:
 Basic                                     2,280     2,437
 Diluted                                   2,298     2,497

Percentage of Total Net Revenue:
--------------------------------
Gross margin                                16.5%     18.6%
Selling, general and administrative         10.1%      9.0%
Research, development and engineering        0.9%      0.9%
Operating expenses                          11.0%      9.9%
Operating income                             5.5%      8.8%
Income before income taxes                   5.9%      9.2%
Net income                                   4.5%      7.3%
Income tax rate                             23.8%     20.8%

Net Revenue by Geographic Region (in
 billions):
------------------------------------
Americas                                   $18.1     $17.4         4%
Europe                                       6.4       6.1         4%
Asia Pacific - Japan                         3.8       3.3        17%

Percentage of Total Net Revenue:
--------------------------------
Americas                                      64%       65%
Europe                                        22%       23%
Asia Pacific - Japan                          14%       12%

Net Revenue by Product Category (in
 billions):
------------------------------------
Desktop PCs                                $10.0     $10.4        (4%)
Mobility                                     7.4       6.7        10%
Servers                                      2.7       2.6         2%
Storage                                      1.0       0.8        23%
Enhanced Services                            2.8       2.3        24%
Software and peripherals                     4.4       4.0        10%

Percentage of Total Net Revenue:
--------------------------------
Desktop PCs                                   35%       39%
Mobility                                      26%       25%
Servers                                        9%       10%
Storage                                        4%        3%
Enhanced Services                             10%        8%
Software and peripherals                      16%       15%

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

(1) Results for the six month period ended August 4, 2006 include stock-based compensation expense of $158 million ($0.07 per share), net of tax, due to the implementation of Statement of Financial Accounting Standard No. 123 (revised 2004) Share-Based Payments, ("SFAS 123(R)"). Dell implemented SFAS 123(R) using the modified prospective method. Accordingly, net income prior to fiscal 2007 includes only compensation expense related to restricted stock awards, but does not include stock-based compensation expense for employee stock options or the purchase discount under Dell's employee stock purchase plan.

(2) Results for the Year to Date period ended July 29, 2005 include the impact of an $85 million ($0.03 per share) tax benefit related to a revised estimate of taxes on the repatriation of earnings under the American Jobs Creation Act of 2004.


                              DELL INC.
 Condensed Consolidated Statement of Financial Position and Related
                         Financial Highlights
      (in millions, except for "Ratios" and "Other information")
                             (unaudited)

                                         August 4,  May 5,   July 29,
                                           2006      2006      2005
                                        ---------- -------- ---------
Assets:
-------
Current assets:
 Cash and cash equivalents                 $6,801   $6,877    $6,337
 Short-term investments                     1,265    1,579     2,709
 Accounts receivable, net                   4,741    4,332     3,910
 Financing receivables, net (2)             1,453    1,451       693
 Inventories, net                             651      636       570
 Other                                      2,510    2,522     2,579
                                        ---------- -------- ---------
    Total current assets                   17,421   17,397    16,798
Property, plant and equipment, net          2,154    2,074     1,843
Investments                                 2,696    2,690     3,578
Long-term financing receivables, net
 (2)                                          272      256       227
Other non-current assets                      605      454       165
                                        ---------- -------- ---------
    Total assets                          $23,148  $22,871   $22,611
                                        ========== ======== =========


Liabilities and Stockholders' Equity:
-------------------------------------
Current liabilities:
 Accounts payable                         $10,323  $10,069    $9,196
 Accrued and other                          6,544    6,251     5,172
                                        ---------- -------- ---------
    Total current liabilities              16,867   16,320    14,368
Long-term debt                                504      503       504
Other non-current liabilities               2,652    2,674     2,230
                                        ---------- -------- ---------
    Total liabilities                      20,023   19,497    17,102
Stockholders' equity                        3,125    3,374     5,509
                                        ---------- -------- ---------
Total liabilities and stockholders'
 equity                                   $23,148  $22,871   $22,611
                                        ========== ======== =========


Ratios:
-------
Days supply in inventory                        5        5         5
Days of sales outstanding (1) (2)              33       30        29
Days in accounts payable                       78       77        76
                                        ---------- -------- ---------
Cash conversion cycle                         (40)     (42)      (42)

Other Information:
------------------
Headcount (approximate)                    75,100   69,700    61,400
Average total revenue/unit
 (approximate)                             $1,460   $1,430    $1,480


Note:  Ratios are calculated based on underlying data in thousands.

(1) Days of sales outstanding include the effect of product costs related to customer shipments not yet recognized as revenue that are classified in other current assets. At August 4, 2006, May 5, 2006, and July 29, 2005, days of sales in accounts receivable and days of customer shipment not yet recognized were 30 and 3 days, 27 and 3 days, and 26 and 3 days, respectively.

(2) Financing receivables, net have been separately classified on the balance sheet as of August 4, 2006 and May 5, 2006. The July 29, 2005 balance sheet has been reclassified to conform to the current presentation and days of sales outstanding have been recalculated to reflect the reclassification of certain items previously included in accounts receivable to financing receivables.


                              DELL INC.
            Condensed Consolidated Statement of Cash Flows
                            (in millions)
                             (unaudited)

                                         Three Months    Six Months
                                             Ended          Ended
                                         ----------------------------
                                                August 4, 2006
                                         ----------------------------
Cash flows from operating activities:
 Net income                                      $502         $1,264
 Adjustments to reconcile net income to
  net cash provided by operating
  activities:
  Depreciation and amortization                   119            225
  Stock-based compensation expense                119            231
  Tax benefits from stock-based
   compensation                                     1              4
  Effects of exchange rate changes on
   monetary assets and
   liabilities denominated in foreign
    currencies                                   (159)          (223)
  Other                                            49             97
 Changes in:
  Operating working capital                        83            (30)
  Non-current assets and liabilities              (41)           127
                                         -------------  -------------
   Net cash provided by operating
    activities                                    673          1,695

Cash flows from investing activities:
 Investments:
  Purchases                                    (2,869)        (5,956)
  Maturities and sales                          3,197          6,745
 Acquisition of business, net of cash
  acquired                                        (97)           (97)
 Capital expenditures                            (200)          (384)
                                         -------------  -------------
   Net cash provided by investing
    activities                                     31            308

Cash flows from financing activities:
 Purchases of common stock                     (1,000)        (2,691)
 Issuance of common stock under employee
  plans                                            50            188
 Excess tax benefits from stock-based
  compensation                                     18             41
 Other                                             (2)            (5)
                                         -------------  -------------
   Net cash used in financing activities         (934)        (2,467)

Effect of exchange rate changes on cash
 and cash equivalents                             154            223
                                         -------------  -------------
Net decrease in cash and cash
 equivalents                                      (76)          (241)

Cash and cash equivalents at beginning
 of period                                      6,877          7,042
                                         -------------  -------------
Cash and cash equivalents at end of
 period                                        $6,801         $6,801
                                         =============  =============

Additional supplemental information is available on our website at http://www.dell.com/downloads/global/corporate/conferences/q2fy07_earn ings_pres.pdf (Due to certain characters contained in this URL, it may be necessary to copy and paste this hyperlink into your Internet browser's URL address field)

    CONTACT: Dell Inc., Round Rock
             Media Contacts:
             Bob Pearson, 512-728-3256
             bob_pearson@dell.com
             or
             Jess Blackburn, 512-725-0187
             jess_blackburn@dell.com
             or
             Investor Contacts:
             Lynn A. Tyson, 512-723-1130
             lynn_tyson@dell.com
             or
             Robert Williams, 512-728-7570
             robert_williams@dell.com